Exhibit 23.2

Beckstead and Watts, LLP
Certified Public Accountants

                                                    2425 W Horizon Ridge Parkway
                                                             Henderson, NV 89052
                                                                702.257.1984 tel
                                                                702.362.0540 fax


Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) which registers for issuance 5,500,000 shares of Common Stock of Nuclear Solutions, Inc. under the "Stock Grant Plan" and to the incorporation by reference therein of our report dated April 16, 2004, with respect to the financial statements of the Company included in its annual report for the year ended December 31, 2003 and the quarterly reports filed with the US Securities and Exchange Commission.

Signed,

/s/ Beckstead and Watts, LLP
----------------------------
August 15, 2005